SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act

February 24, 2011
Date of Report

(Date of Earliest Event Reported)

Commission File No. 333-146441

A & J VENTURE CAPITAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Nevada, USA	75-3260541
(State of Incorporation)	(IRS Employer Identification No.)

23890 Copper Hill Drive, #206, Valencia CA 91354

(Address of principal executive offices)(Zip Code)

Company's telephone number, including area code: (661) 414-7125

Item 1.02  Termination of a Material Definitive Agreement.

A & J Venture Capital Group, Inc. (the “Company”) previously entered into a Non-Binding Letter of Intent (“LOI”) with Brent Meikle in October, 2010 pursuant to which the Company was to acquire certain assets and receive an option to acquire another company.  The Company and Mr. Meikle have mutually agreed to not proceed with the LOI at this time.

Item 5.03 Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 21, 2011, the Board of Directors of the Company approved an amendment to its Articles of Incorporation changing the Company’s name to “ReliaBrand, Inc.”  The amendment was approved by a majority of the shareholders and the amendment was filed with the Nevada Secretary of State on February 3, 2011.  The change in name became effective on February 24, 2011 when shares of the Company’s common stock began trading under the new symbol “RLIAD” to designate its new name as well as the implementation of its previously approved 100-to-1 reverse stock split.  On the 20th business day following this symbol change, the Company’s stock will commence trading as “RLIA”.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

(c)            Exhibits

NUMBER	EXHIBIT
3.5	Amendment to Certificate of Incorporation

 SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

March 2, 2011	RELIABRAND, INC. formerly known as A & J VENTURE CAPITAL GROUP, INC.
/s/ Antal Markus
Antal Markus, CEO